SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017

DISCOVERY ENERGY CORP.

 (Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700

Houston, Texas 77056

713-840-6495

(Address and telephone number of principal executive offices, including zip code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

General

Beginning in May 2016 and since then, we have completed a series of placements of our Senior Secured Convertible Debenture due May 27, 2021 (singly a “Debenture” and collectively the “Debentures”). The Debentures were issued pursuant to a securities purchase agreement (the “Securities Agreement”) dated May 27, 2016 and related documentation. Prior to September 19, 2017, the Securities Agreement had been amended twice. As discussed herein, it was amended a third time on September 19, 2017.

The first closing of the Debenture placement involved the issuance to a single investor (the “Original Investor”) of a Debenture having an original principal amount of $3,500,000. Subsequent to this first closing, we have conducted six additional closings of additional Debenture issuances to the Original Investor or an additional investor (the “New Investor”) or both. In addition to Debentures, the Original Investor has received warrants (the “Warrants”) to purchase shares of our common stock (singly a “Common Share” and collectively the “Common Shares”).

We have disclosed each of the first four closings in Current Reports on Form 8-K, and the effects of the fifth closing were reflected in our Annual Report on Form 10-K for our fiscal year ended February 28, 2017 (the “Annual Report”). For additional information about these earlier placements, the material terms, provisions and conditions of the Debentures and other securities issued in the offering, and the security for the Debentures, see the Annual Report and the exhibits incorporated therein by reference.

This current report is to disclose the details of the fifth, sixth and seventh closings. We believe that the effects of the fifth and sixth closings (which occurred on March 31, 2017 and July 5, 2017, respectively) were not material to us. However, as a result of the seventh closing (which occurred on September 19, 2017), we believe that that the effects of the fifth, sixth and seventh closings are material to us, considered in the aggregate. The following table summarizes the Debenture issuances in the fifth, sixth and seventh closings:

Closing	Date	Principal Amount of Debenture	Conversion Price	Holder of Debenture
Fifth	March 31, 2017	$200,000	$0.20	New Investor
Sixth	July 5, 2017	$150,000	$0.16	New Investor
Sixth	July 5, 2017	$137,500	$0.20	New Investor
Seventh	September 19, 2017	$400,000	$0.16	Original Investor
Seventh	September 19, 2017	$100,000	$0.16	New Investor

Each of the Debentures listed in the table above features the initial conversion price set forth in the table for each Common Share acquired upon conversion. (All initial conversion and exercise prices discussed herein are subject to adjustments believed to be customary, including so-called “down round” financing adjustments.) In connection with the sale and issuance of the Debenture to the Original Investor set forth in the table above, we also issued to the Original Investor three-year Warrants to purchase 1,500,000 Common Shares at an exercise price of $0.20 per share, subject to aforementioned adjustments.

With the completion of the seventh round of Debenture placements, we have issued the following securities pursuant to the Debenture financing:

*	Debentures having an aggregate original principal amount of $6,225,000, and

*	Warrants to purchase up to a maximum of 19,125,000 Common Shares at an initial per-share exercise price of $0.20.

The proceeds from the Debenture placements have generally been used to fund our Nike 3D Seismic Survey, the interpretation of it, and the payment of our expenses associated with it. Some of these proceeds have been used for the payment of our and the Debenture holders’ costs of the transaction (including legal fees), general and administrative expenses, the retirement of all of our theretofore outstanding indebtedness (including all amounts owed to Liberty Petroleum Corporation (“Liberty”) for allowing us to be issued our petroleum exploration license in place of Liberty, and all amounts owed on loans made by management), the acquisition of a 2.9% royalty interest relating to and burdening our licensed prospect (the “Prospect”), and payments of amounts that became owing to Rincon Energy, LLC (“Rincon”) pursuant to a geophysical consulting agreement among Rincon, the New Investor, us and our subsidiary. The proceeds from the most recent Debenture issuances are expected to be used for our and the investors’ costs of the Debenture placement transactions (including legal fees), and general working capital purposes. We believe that the net proceeds from the most recent Debenture issuances will be sufficient to finance our general business expenses during the next 5 months, although we have no assurance of this. In the view of the preceding and the drilling commitment associated with the Prospect, we will need to raise more funds if the Original Investor does not exercise the 2018 Option (defined and described herein, and formerly known as the 2017 Option), and we are continuing efforts to raise additional working capital.

Moreover, pursuant to the Securities Agreement as amended, the New Investor has the option but not the obligation to acquire additional Debentures through September 30, 2018, provided that a cap is imposed on the aggregate principal amount of the additional Debentures that may be acquired (the “Principal Cap”). The Principal Cap currently stands at $625,000, and it will be reduced further by the aggregate principal amount of any additional Debentures acquired or (if greater) specified dollar amounts that increase over time. The conversion price for any additional Debentures to be issued pursuant to the foregoing will be $0.20.

Effective September 19, 2017, the Securities Agreement was amended for a third time in certain respects pursuant to a Third Amendment to Securities Purchase Agreement (the "Third Amendment"), a copy of which is being filed as Exhibit 10.01 to this Report and is incorporated herein by reference for all purposes hereof. Among other things, the Securities Agreement (as amended prior to the Third Amendment) provided the following:

*	The Original Investor had the right (the “2017 Option”), through September 30, 2017, to purchase in a single closing additional Debentures having aggregate original principal amount of up to $10,000,000 and featuring an initial conversion price of $0.20 for each Common Share acquired upon conversion, provided, that if prior to the exercise date of the 2017 Option, we issue additional securities at a price or with an exercise price or conversion price less than $0.20 per Common Share, then the conversion price for the Debentures issued pursuant to an exercise of the 2017 Option shall be such lesser price.

*	In addition to the 2017 Option, the Original Investor had the right (the “Additional Option”) to purchase in a single closing additional Debentures having aggregate original principal amount of up to $10,000,000 and featuring an initial conversion price of $0.20 for each Common Share acquired upon conversion, provided, that the conversion price for the Debentures issued pursuant to an exercise of the Additional Option shall be adjusted downward from $0.20 per Common Share upon the conditions and in the manner set forth above with respect to the Debentures issued pursuant to an exercise of the 2017 Option. The Additional Option could have been exercised after the exercise of the 2017 Option and until the later of (a) three months after the date on which we have drilled and completed, or otherwise suspended operations with respect to, the fourth well located on the Prospect, or (b) March 31, 2018.

The Third Amendment modified the Securities Agreement in the following material respects:

*	The maximum amount of Debentures to be issued pursuant to the Securities Agreement was increased to allow for the issuance of Debentures pursuant to the seventh closing.

*	The 2017 Option has been renamed the “2018 Option” and its exercise date has been extended until January 31, 2018. Otherwise, this right has not been changed.

*	The outside exercise date of the Additional Option has been extended until July 31, 2018. Otherwise, this right has not been changed.

As discussed in the Annual Report, the Debentures and Warrants held by the Original Investor, the 2018 Option and the Additional Option create a situation in which a change in the control of us could occur in favor of the Original Investor. For more information about this situation, see the Annual Report.

Both the Original Investor and the New Investor have certain registration rights with respect to the Common Shares that they may acquire pursuant to the conversion of the new Debentures and upon the Original Investor’s exercise of its new Warrants. These registration rights are described in the Annual Report and are provided for in a registration rights agreement incorporated by reference into the Annual Report. For more information about these registration rights, see the Annual Report.

Per Rule 135c under the Securities Act of 1933, nothing contained herein shall be construed to be an offer to sell, or a solicitation of an offer to buy, any securities. None of the securities the issuances of which are described in this Item 1.01 were registered under the Act, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 2.03 of this Report to the extent necessary.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 3.02 of this Report.

The issuances of the Debentures and Warrants described in Item 2.03 of this Report are, and the issuances of Common Shares upon the conversion of the Debentures and upon the exercises of the Warrants will be, claimed to be exempt pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made only to accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Act.

None of the securities the issuances of which are described in Item 2.03 of this Report were registered under the Act, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit
Number	Exhibit Title

10.1	Third Amendment to Securities Purchase Agreement among us, Original Investor and New Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY ENERGY CORP.,
(Registrant)

Date: September 25, 2017	By:	/s/ Keith J. McKenzie
Keith J. McKenzie,
Chief Executive Officer